EXHIBIT 99.1
OpenTV Reports Second Quarter Results
     San Francisco, Calif., August 2, 2007 — OpenTV (NASDAQ GM: OPTV), a leading provider of solutions for the delivery of advanced digital television and cross platform interactive services, today announced financial results for its second quarter ended June 30, 2007.
     “OpenTV is making good progress in refining its global strategic vision as well as its ability to execute effectively across the organization in support of that vision,” said OpenTV’s Chief Executive Officer, Alan Guggenheim. We continued our trend of improved operating cash flows this quarter generating $4.8 million in net cash during the first six months of this year and we remain on track with our financial goals for the full year. Our goal is to move expeditiously to generate sustainable growth and profitability as we realize our vision of becoming a leading provider of end-to-end solutions for the delivery of convergent media experiences.”
Key Operating Measures

	Three months ended	Three months ended
USD Millions	June 30, 2007	June 30, 2006	Change
Revenues	$24.3m	$23.7m	3%
Adjusted EBITDA, before unusual items	$(1.1)m	$0.4m	$(1.5	)m
Cash, Cash Equivalents and Marketable Debt Securities	$74.1m	$65.0m	14%
Second Quarter 2007 Results
     For the quarter ended June 30, 2007, revenues were $24.3 million, an increase of 3% over revenues of $23.7 million for the second quarter of 2006. Royalties and license revenues decreased 4% to $14.1 million, compared to the second quarter of 2006. Services and other revenues increased 13% to $10.2 million, compared to the second quarter of 2006. Adjusted EBITDA, before unusual items, was $(1.1) million for the quarter ended June 30, 2007, compared to $0.4 million for the second quarter of 2006.
     Net loss for the second quarter of 2007 was $4.9 million, or $(0.04) per share, compared to a net loss of $2.5 million, or $(0.02) per share in the second quarter of 2006.
     As of June 30, 2007, the Company had $32.8 million in deferred revenue, compared to $25.6 million at the end of 2006.
     As of June 30, 2007, the Company had cash, cash equivalents and short and long-term marketable debt securities totaling $74.1 million, compared to $65.2 million at December 31, 2006.
Segment Information (quarter over prior-year quarter comparison)
     Revenues
•	Middleware and Integrated Technologies revenues increased by 9% to $20.0 million, compared to $18.3 million.

•	Applications revenues decreased by 11% to $4.2 million, compared to $4.7 million.

•	BettingCorp revenues decreased by 86% to $0.1 million, compared to $0.7 million.
     Contribution Margin
•	Middleware and Integrated Technologies contribution margin decreased by $2.1 million to $4.6 million, compared to $6.7 million.

•	Applications contribution margin improved by $0.5 million to $0.3 million, compared to a loss of $0.2 million.

•	BettingCorp contribution margin improved by $0.1 million to a loss of $0.8 million, compared to a loss of $0.9 million.
     For the second quarter of 2007, total contribution margin from the Company’s operating segments decreased to $4.1 million, compared to $5.6 million in the second quarter of 2006. Unallocated corporate overhead was $5.2 million in the second quarter of 2007, the same as in the second quarter of 2006.
     Adjusted EBITDA, before unusual items, and contribution margin are non-GAAP financial measures. Reconciliations of the differences between these non-GAAP financial measures and net loss, which is the most directly comparable GAAP financial measure, are included at the end of this press release. Additional information regarding the derivation of Adjusted EBITDA and contribution margin and a statement of the relevance to management of this information and its possible usefulness to investors is also included at the end of this release and on the investor relations page of our Web site.
Conference Call Details
     OpenTV will conduct a conference call to discuss the Company’s second quarter financial results. The details of the call are as follows:

Date and Time:	Thursday, August 2, 2007 at 5 p.m. ET / 2 p.m. PT
Dial-in Number US:	866-383-7989
Dial-in Number International:	617-597-5328
Pass Code:	93027450
Replay Number US:	888-286-8010
Replay Number International:	617-801-6888
Pass Code:	85919065
     The conference call replay will be available from Thursday, August 2 at 7 p.m. ET / 4 p.m. PT through Thursday, August 9 until 11 p.m. ET / 8 p.m. PT. To access a live webcast of the conference call, please go to the Investor Relations section of the OpenTV Web site at www.opentv.com.

About Segment Information
     Because our business segments reflect the manner in which management reviews our business, they necessarily involve judgments that management believes are reasonable in light of the circumstances under which they are made. These judgments may change over time or may be modified to reflect new facts or circumstances. Segments may also be changed or modified from time to time to reflect technologies and applications that are newly created or that have changed, or other business conditions that evolve, each of which may result in management reassessing specific segments, the elements included therein and the methodologies used to assess segment performance. In addition to reviewing the company’s business segments by revenues, management also reviews and assesses the “contribution margin” of each of these segments, which is a non- GAAP financial measure.
Non-GAAP Financial Measures
     “EBITDA” is an acronym for earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA, as used in this release, removes from EBITDA the effects of amortization of intangible assets, share-based compensation expense, other income and expense, and minority interest. “Adjusted EBITDA before unusual items” removes from Adjusted EBITDA the effects of contract amendments that mitigated potential loss positions and restructuring costs.
     “Contribution margin,” as used in this release, is defined by the company as segment revenues less related direct or indirect allocable costs, including headcount and headcount-related overhead costs, consulting and subcontractor costs, travel, marketing and network infrastructure and bandwidth costs. Contribution margin excludes unallocated corporate support, interest, taxes, depreciation and amortization, amortization of intangible assets, share-based compensation, impairment of goodwill, impairment of intangibles, other income, minority interest, restructuring provisions, and unusual items such as contract amendments that mitigated potential loss positions. These exclusions reflect costs not considered directly allocable to individual business segments and result in a definition of contribution margin that does not take into account the substantial cost of doing business.
     Management believes that “Adjusted EBITDA before unusual items” and “contribution margin” are relevant and useful measures, when considered in conjunction with the comparable GAAP measures, for use by investors in evaluating the operational performance of the company. They are some of the principal measures used by OpenTV’s management to assess the financial performance of its business. OpenTV’s management believes that both Adjusted EBITDA before unusual items and contribution margin provide meaningful information because each measure represents a transparent view of OpenTV’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and benchmarking between segments and identify strategies to improve operating performance. While OpenTV’s management may consider Adjusted EBITDA before unusual items and contribution margin to be important measures of comparative operating performance, they should be considered in addition to, but not as a substitute for, loss from operations, net loss, cash flow and other measures of financial performance prepared in accordance with accounting principles generally accepted in the United States that are presented in the financial statements included in this press release. Additionally, OpenTV’s calculation of Adjusted EBITDA before unusual items and contribution margin may be different from the calculation used by other companies and, therefore, comparability may be affected. OpenTV reconciles Adjusted EBITDA before unusual items and each reported segment’s contribution margin to its consolidated net loss as presented in the accompanying financial statements, because OpenTV believes consolidated net loss is the most directly comparable financial measure presented in accordance with GAAP.
     While OpenTV believes that the presentation of non-GAAP financial measures contained in this press release complies with the rules and guidance of the SEC, it can give no assurance that it will be able to provide the same or comparable measures in future press releases or announcements. OpenTV may, in the future, present non-GAAP financial measures other than “Adjusted EBITDA before unusual items,” “Adjusted EBITDA” and “contribution margin” that it believes may be useful to investors. Any such determinations will be made with the intention of providing the most useful information to investors and will reflect the information used by OpenTV’s management in assessing its business, which may change from time to time.

Cautionary Language Regarding Forward-Looking Information
     The foregoing information contains certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in political, economic, business, competitive, market and regulatory factors. In particular, factors that could cause our actual results to differ include risks related to: market acceptance of interactive television services and applications such as ours; delays in the development or introduction of new applications and versions of our service; technical difficulties with networks or operating systems; our ability to manage our resources effectively; changes in technologies that affect the television industry; and the protection of our proprietary information. These and other risks are more fully described in our periodic reports and registration statements filed with the Securities and Exchange Commission and can be obtained online at the Commission’s web site at http://www.sec.gov. Readers should consider the information contained in this release together with other publicly available information about our company for a more informed overview of our company. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Open TV
     OpenTV is one of the world’s leading providers of solutions for the delivery of digital and interactive television. The company’s software has been integrated in over 92 million digital set-top boxes and digital televisions around the world. The software enables enhanced program guides, video-on-demand, personal video recording, enhanced television, interactive shopping, interactive and addressable advertising, games and gaming and a variety of consumer care and communication applications. For more information, please visit www.opentv.com.

Investor Contact:	Press Contacts:

Denise Roche / Brad Edwards	Lisa Ruiz-Rogers
Brainerd Communicators	Manning, Selvage, and Lee
Tel: +1 212-986-6667	Tel: +1 323-866--6059
roche@braincomm.com	lisa.rogers@mslpr.com
edwards@braincomm.com

OPENTV CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)

	June 30,	December 31,
	2007	2006*
ASSETS
Current assets:
Cash and cash equivalents	$45,283	$48,616
Short-term marketable debt securities	25,673	8,681
Accounts receivable, net of allowance for doubtful accounts of $593 and $348 at June 30, 2007 and December 31, 2006, respectively	18,551	20,560
Prepaid expenses and other current assets	5,985	5,799

Total current assets	95,492	83,656
Long-term marketable debt securities	3,146	7,928
Property and equipment, net	6,675	7,231
Goodwill	98,687	98,645
Intangible assets, net	15,075	18,477
Other assets	3,889	4,827

Total assets	$222,964	$220,764

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,210	$4,335
Accrued liabilities	13,848	17,020
Current portion of accrued restructuring	972	416
Current portion of deferred revenue	24,515	12,614

Total current liabilities	42,545	34,385
Long-term liabilities:
Taxes payable	1,767	1,920
Deferred rent	1,047	1,201
Accrued restructuring	1,097	1,954
Deferred revenue	8,294	12,987

Total long-term liabilities	12,205	18,062

Total liabilities	54,750	52,447
Commitments and contingencies
Minority interest	469	486
Shareholders’ equity:
Class A ordinary shares, no par value, 500,000,000 shares authorized; 108,534,104 and 107,906,960 shares issued and outstanding, including treasury shares, at June 30, 2007 and December 31, 2006, respectively	2,235,872	2,235,495
Class B ordinary shares, no par value, 200,000,000 shares authorized; 30,206,154 and 30,631,746 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	35,953	35,953
Additional paid-in capital	499,122	491,630
Treasury shares at cost, 76,327 shares	(38)	(38)
Accumulated other comprehensive loss	(208)	(261)
Accumulated deficit	(2,602,956)	(2,594,948)

Total shareholders’ equity	167,745	167,831

Total liabilities, minority interest and shareholders’ equity	$222,964	$220,764

*	The condensed consolidated balance sheet at December 31, 2006 has been derived from the company’s audited consolidated financial statements at that date.

OPENTV CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenues:
Royalties and licenses	$14,066	$14,743	$31,927	$31,114
Services and other	10,200	8,978	18,745	17,503

Total revenues	24,266	23,721	50,672	48,617
Cost of revenues:
Royalties and licenses	1,934	1,807	3,701	3,687
Services and other	11,063	9,332	21,421	18,251

Total cost of revenues	12,997	11,139	25,122	21,938

Gross profit	11,269	12,582	25,550	26,679
Operating expenses:
Research and development	8,000	7,654	16,863	16,017
Sales and marketing	2,993	3,297	5,889	5,950
General and administrative	4,777	4,266	10,291	9,614
Restructuring and impairment costs	(28)	20	(28)	20
Amortization of intangible assets	510	530	1,020	1,059

Total operating expenses	16,252	15,767	34,035	32,660

Loss from operations	(4,983)	(3,185)	(8,485)	(5,981)
Interest income	748	898	1,252	1,448
Other expenses	(123)	(201)	(50)	(198)
Minority interest	9	10	17	19

Loss before income taxes	(4,349)	(2,478)	(7,266)	(4,712)
Income tax expense	515	14	742	907

Net loss	$(4,864)	$(2,492)	$(8,008)	$(5,619)

Net loss per share, basic and diluted	$(0.04)	$(0.02)	$(0.06)	$(0.04)

Shares used in per share calculation, basic and diluted	138,659,811	137,392,075	138,576,223	136,684,318

OPENTV CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Six Months Ended June 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(8,008)	$(5,619)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,972	1,539
Amortization of intangible assets	3,402	3,529
Share-based compensation	2,287	2,052
Non-cash employee compensation	76	42
Provision for doubtful accounts	245	(18)
Loss on disposal of fixed assets	2	10
Minority interest	(17)	(19)
Changes in operating assets and liabilities:
Accounts receivable	1,764	(573)
Prepaid expenses and other current assets	(186)	1,594
Other assets	938	(1,387)
Accounts payable	(1,125)	(1,297)
Accrued liabilities, taxes payable and deferred rent	(3,479)	494
Accrued restructuring	(301)	(232)
Deferred revenue	7,208	1,520

Net cash provided by operating activities	4,778	1,635
Cash flows from investing activities:
Purchase of property and equipment	(1,391)	(1,668)
Proceeds from sale of marketable debt securities	6,995	6,800
Purchase of marketable debt securities	(19,186)	(6,555)

Net cash used in investing activities	(13,582)	(1,423)
Cash flows from financing activities:
Repurchase of employee stock options	(167)	—
Capital contribution from the controlling shareholder	5,395	—
Proceeds from issuance of ordinary shares	236	772

Net cash provided by financing activities	5,464	772
Effect of exchange rate changes on cash and cash equivalents	7	(214)

Net increase (decrease) in cash and cash equivalents	(3,333)	770
Cash and cash equivalents, beginning of period	48,616	47,229

Cash and cash equivalents, end of period	$45,283	$47,999

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(1,004)	$(340)

Non-cash investing and financing activities:
Conversion of exchangeable shares	$42	$17,491

Value of bonus shares issued to employees	$—	$2,658

OPENTV CORP.
UNAUDITED SEGMENT INFORMATION AND RECONCILIATION OF
CONTRIBUTION MARGIN AND ADJUSTED EBITDA TO NET LOSS
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2007	2006	2007	2006
Revenue:
Middleware and integrated technologies
Royalties and licenses	$12,976	$13,829	$29,527	$29,410
Services and other	6,953	4,532	12,076	8,783

Subtotal — Middleware and integrated technologies	19,929	18,361	41,603	38,193
Applications
Royalties and licenses	1,055	914	2,365	1,704
Services and other	3,148	3,783	6,284	7,080

Subtotal — Applications	4,203	4,697	8,649	8,784
BettingCorp
Royalties and licenses	35	—	35	—
Services and other	99	663	385	1,640

Subtotal — BettingCorp	134	663	420	1,640

Total Revenue	$24,266	$23,721	$50,672	$48,617

Contribution Margin:
Middleware and integrated technologies	$4,570	$6,633	$11,274	$14,291
Applications	350	(176)	438	(969)
BettingCorp	(827)	(905)	(1,694)	(1,714)

Total Contribution Margin	4,093	5,552	10,018	11,608
Unallocated corporate support	(5,179)	(5,167)	(10,794)	(10,407)

Adjusted EBITDA before unusual items	(1,086)	385	(776)	1,201
Restructuring and impairment costs	28	(20)	28	(20)

Adjusted EBITDA	(1,058)	365	(748)	1,181
Depreciation and amortization	(1,002)	(790)	(1,972)	(1,539)
Amortization of intangible assets	(1,701)	(1,764)	(3,402)	(3,529)
Share-based and non-cash compensation	(1,222)	(996)	(2,363)	(2,094)
Interest income	748	898	1,252	1,448
Other expenses	(123)	(201)	(50)	(198)
Minority interest	9	10	17	19

Loss before income taxes	(4,349)	(2,478)	(7,266)	(4,712)
Income tax expense	515	14	742	907

Net loss	$(4,864)	$(2,492)	$(8,008)	$(5,619)